                                                                   Exhibit 10.66

               This offer given to Executive on November 30, 2001
                  This offer is valid until December 21, 2001.

             EXECUTIVE SEPARATION, RELEASE AND CONSULTING AGREEMENT

        This Executive Separation, Release and Consulting Agreement (the "Agreement") is entered into between Ronald R. Barris (the "Executive"), on the one hand, and Cadence Design Systems, Inc., a Delaware corporation (the "Company"), on the other hand, as of this 3rd day of December, 2001.

        WHEREAS, the Executive desires to resign his employment as Senior Vice President, Worldwide Services; and

        WHEREAS, the Executive and the Company desire to reach an agreement concerning the circumstances under which the Executive's full-time employment relationship with the Company will terminate; and

        WHEREAS, the Company desires to be relieved of any and all duties, obligations, and/or liabilities, if any exist, with respect to Executive, other than those obligations and duties that are expressly stated in herein;

        NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Executive and the Company agree as follows:

1.      Full-Time Employment.

        Executive will cease his full-time employment as Senior Vice President, Worldwide Services of the Company on November 16, 2001, at the close of business. All employee benefits, including but not limited to the life, dependent life and disability insurance as well as Midwest Legal Services will terminate at the end of Executive's full-time employment, except that Executive will be eligible to participate in the Employee Stock Purchase Plan and 401k contribution through the end of the Part-Time Employment Period. Executive's funds invested in the Company's Non Qualified Deferred Compensation Plan (the "Plan"), if any, shall be treated in accordance with the terms of the Plan.

2.      Part-Time Employment Period.

        a. From November 17, 2001 through November 16, 2002 (the "Part-Time Employment Period"), Executive shall be employed by the Company as a part-time employee of the Company as Senior Advisor to the President and Chief Executive Officer of the Company. Employee's employment with the Company shall terminate at the end of the Part-Time Employment Period. Executive shall not be eligible to receive any bonus related to his work during the Part-Time Employment Period.

        b. During the Part-Time Employment Period, Executive shall be available to consult to the Company, and/or the Board of Directors of Cadence as necessary. During the


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


        Part-Time Employment Period, Executive shall report to Ray Bingham (or his successor(s)) and shall provide general advice and consultation. Executive's performance of his duties during this period shall not require him to work more than a maximum of twenty (20) hours per week.

        c. In consideration for such employment:

               (i) Executive shall be paid a monthly salary of $2,000.00, less taxes and standard withholdings required by law to be withheld, and deductions requested by Executive. Such compensation will be paid in accordance with the Company's normal payroll schedule.

               (ii) Executive shall receive continued vesting during the Part-Time Employment Period of Executive's Company stock options that were previously granted to Executive in accordance with the Stock Option Plan(s) and Stock Option Agreement(s) under which the options granted, so long as Executive has executed all necessary stock option agreements on or before November 16, 2001. Those options will cease vesting at the end of the Part-Time Employment Period, and Executive will have the period of time following his Termination Date that is provided in the applicable stock option agreement(s) to exercise the vested portions, if any.

               (iii) Executive shall be eligible to participate in the Company's Employee Stock Purchase Plan and 401(k) contribution plan through the end of the Part-Time Employment Period.

               (iv) Executive shall have certain rights to the real property located at 849 College Avenue, Menlo Park, California as more particularly set forth in Exhibit B attached hereto.

3. In consideration for the covenants and releases given by Executive in this Agreement (other than his part-time employment), the Company shall provide Executive with:

        a. $376,000.00, less taxes and standard withholding required by law to be withheld, and deductions requested by Executive, to be paid out in twelve equal payments on the fifteenth of each month, beginning December 15, 2001; and a bonus in the amount of $403,146.23, less taxes and withholdings required by law to be withheld, and amounts requested by him to be deducted, including
               (i) $21,855.00, representing the depreciated cost of the Halcon Agenda Race Track Desk, Halcon Elliptical Conference Table and
               (5) Harrington leather chairs (which are currently located in Executive's former office at the Company's Chelmsford, Massachusetts campus and which the Company agrees to move, at the Company's cost, to Executive's property located at 8 Winterberry Path, Acton, Massachusetts); and (ii) $53,146.23, representing the remaining principal and accrued interest (as of February 15, 2002) due under the promissory note delivered by the Executive to the Company dated as of July 15, 2000, on or about February 15, 2002, so long as


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               Executive continues in his part-time employment capacity with the Company through that date and has not in any way breached this Agreement;

        b. career transition assistance for a period of one year from the end of the Part-Time Employment Period provided by a vendor chosen by the Company;

        c. reimbursement for reasonable (as determined by Ron Kirchenbauer) costs associated with three trips to Chelmsford, Massachusetts for Executive and his wife to be taken by May 30, 2002, provided that Executive submits all receipts and appropriate documentation to Ron Kirchenbauer by June 15, 2002;

        d.     an audit of Executive's investments in the Telos Venture Plan;

        e. continuation through December 31, 2001 of Executive's voice mailbox and electronic mail address on the Company's systems.

4. Executive will be free to accept other employment or consulting engagements during the Part-Time Employment Period, so long as such other employment or consulting engagement does not violate Section 10 herein.

5. Executive acknowledges and agrees that except as expressly stated in this Agreement he is not entitled to any of the benefits provided in that certain offer letter (including attached Employment Terms) dated September 7, 1999 or the Cadence Design Systems, Inc. Executive Retention Agreement that was entered into on January 17, 2001, and that this Agreement supersedes the aforementioned prior agreements and any other employment agreements between the parties.

6. During the Part-Time Employment Period, and following his termination of employment, Executive shall fully cooperate with the Company in all matters relating to his employment, the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

7. The Executive agrees not to make any statement, written or oral, or otherwise engage in any communication that disparages the Company or any of the Company's employees, directors, or representatives, products, or business practices.

8.      General Release by Executive

                (a) The Executive agrees that the Company has already fully satisfied all of its obligations to the Executive arising out of or in connection with the Executive's employment including, without limitation, all salary, bonuses, accrued vacation, sick pay, and two weeks salary as standard termination notice period, and that the benefits provided to Executive in this Agreement constitute consideration for the covenants and releases of the Executive as set forth herein. The Executive acknowledges that the Executive has no claims against the Company based on the Executive's employment by the Company or the Executive's separation therefrom and irrevocably, fully and finally releases the Company, its parent, subsidiaries and affiliates, its current and former


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


        directors, officers, agents, attorneys, and employees ("Releasees") from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, that Executive ever had, nor now has, including but not limited to, any claims that may be alleged to arise out of or in connection with the Executive's employment with the Company, or separation therefrom, including, not by way of limitation, any claims for wages, bonuses, and any claims that any terms of the Executive's employment with the Company or any circumstances of the Executive's separation were wrongful, in breach of any obligation of the Company or in violation of any rights, contractual, statutory or otherwise, of the Executive, including but not limited to rights arising under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, as amended, the Employee Retirement Income and Security Act of 1974, as amended, (except for Executive's rights under COBRA and any right of Executive to the money in Executive's 401(k) plan account and/or deferred compensation plan account(s)), and any other local, state, or federal law, or law of any country, governing discrimination in employment, the payment of wages or benefits, or any other aspect of employment (collectively, "Claims").

        IN THIS REGARD THE EXECUTIVE WAIVES ANY RIGHTS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        (b) The Executive acknowledges that he understands that he may take twenty-one (21) days to consider this Agreement and that he has been advised that he should consult with an attorney, if he desires to do so, prior to executing this Agreement. The Executive further acknowledges that he understands that he may revoke this Agreement within seven (7) days of his execution of this document and that the consideration to be paid to the Executive pursuant to this Agreement will be paid only after that seven (7) day revocation period.

9. Executive acknowledges and incorporates herein by reference his continuing obligations under the Employee Proprietary Information and Inventions Agreement executed by Executive on September 21, 1999, a copy of which is attached hereto as Exhibit A.

10. As Senior Vice President, World Wide Services and as a Senior Executive and Officer of Cadence, Executive has obtained extensive and valuable knowledge and information concerning the business of the Company (including confidential information relating to the Company and its operations, assets, contracts, customers, personnel, plans, marketing plans, research and development plans and prospects). The Executive and the Company agree that it would be virtually impossible for Executive to work as an employee, consultant or advisor to a company in the electronic design automation industry without inevitably disclosing confidential and proprietary information belonging to the Company. Accordingly, the Executive agrees that, during the Part-Time Employment Period he will not, directly or indirectly, provide services on behalf of any competing corporation, limited liability company, partnership, or other competing entity or person, specifically including but not limited to Avant! Corporation, Synopsys Inc., Mentor Graphics Corporation, Simplex Solutions, Inc., Magma Design Automation, Inc., or any subsidiary, affiliate, division, distributor or partial or complete successor thereof, whether as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venture, corporate officer or director. For purposes of this Section 10, a "competing" entity is one that is engaged in the research, design, development, marketing and/or sale of electronic design automation software and related products, including products containing hardware, software and both hardware and/or software.

11. Executive agrees that during his employment with the Company, he will not, except with the written advance approval of Ron Kirchenbauer (or his successor(s)), voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons or entities not now parties to this Agreement: (a) encourage, induce, attempt to induce, solicit or attempt to solicit for employment, contractor or consulting opportunities anyone who is employed at that time, or was employed during the previous one (1) year, by the Company or any affiliate; or (b) interfere or attempt to interfere with the relationship or prospective relationship of the Company or any affiliate with any former, present or future client, customer, joint venture partner, financial or tax advisor or attorney, or financial backer of the Company or any affiliate; or (c) solicit, divert or accept business, in any line or area of business engaged in by the Company or any affiliate, from any former or present client, customer or joint venture partner of the Company or any affiliate (other than on behalf of the Company), except that Executive may solicit or accept business, in a line of business engaged in by the Company or an affiliate, from a former or present client, if and only if Executive had previously provided consulting services in such line of business, to such client, prior to ever being employed by the Company, but in no event may Executive violate Section 10 above. This Section 11, together with
        Section 12, shall supersede paragraph five (5) of the Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A.

12. During the six (6) months following Executive's employment wit the Company, Executive agrees that he will not, except with the written advance approval of Ron Kirchenbauer (or his successor(s)), voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons or entities not now parties to this
        Agreement: (a) encourage, induce, attempt to induce, solicit or attempt to solicit for employment, contractor or consulting opportunities anyone who is employed at that time, or was employed during the previous one
        (1) year, by the Company or any affiliate; or (b) interfere or attempt to interfere with the relationship or prospective relationship of the Company or any affiliate with any former, present or future client, customer, joint venture partner, financial or tax advisor or attorney, or financial backer of the Company or any affiliate; or (c) solicit, divert or accept business, in any line or area of business engaged in by the Company or any affiliate, from any former or present client, customer or joint venture partner of the Company or any affiliate (other than on behalf of the Company), except that Executive may solicit or accept business, in a line of business engaged in by the Company or an affiliate, from a former or present client, if and only if Executive had previously provided consulting services in such line of business, to such client, prior to ever being employed by the Company. This Section 12, together with Section 11 above, shall supersede paragraph five (5) of the Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A.

13. Notwithstanding the language in Section 22 herein, the parties hereto agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Section 10, 11 or 12 of this Agreement by Executive, and in the event of any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting Executive from violating this Agreement and requiring Executive to comply with the terms of this Agreement.

14. Executive represents and acknowledges that the Executive's decision to enter into this Agreement has been made voluntarily, knowingly, and without coercion of any kind.

15. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim, which Executive may have against the Releasees.

16. Executive agrees that if the Executive hereafter commences, joins in, or in any manner seeks relief through any suit, claim, demand, charge, complaint or otherwise, arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then the Executive will pay to the Releasees, in addition to any other damages caused thereby, all reasonable attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

17. Executive acknowledges that he has returned to the Company all copies and records of any and all confidential and/or proprietary information in his possession or control, as well as all other Company property (including but not limited to computers, phones, fax machines, and printers) to Ron Kirchenbauer, except as provided for in Section 3.

18. This Agreement shall be governed and enforced in accordance with the laws of the State of California, excluding its conflict of waiver laws rules.

19. In the event that any part of this Agreement is found to be void or unenforceable then (a) such provision or part thereof shall, with respect to such circumstance and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement as each provision is separable from every other provision. If for any reason a court of competent jurisdiction or arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering

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        the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

20. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute, a continuing waiver of such breach or of other breaches by the same or any other provision of this Agreement.

21. The Company shall have the right to assign its rights and obligations under this Agreement to an entity that acquires substantially all of the assets of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company. Executive shall not have any right to assign his obligations under this Agreement and shall only be entitled to assign his rights under this Agreement by will or the laws of descent and distribution.

22. The Company and Executive agree that any dispute regarding the interpretation or enforcement of this Agreement or any dispute arising out of Executive's employment or the termination of that employment with the Company, except for disputes regarding the interpretation of those section referred to in Section 13 and disputes involving the protection of the Company's intellectual property, shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then-existing JAMS rules, rather than by litigation in court, trial by jury, administrative proceeding, or in any other forum.

23. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement, including the agreements referenced herein and attached as Exhibits hereto, constitute the complete and exclusive statement of the agreement between the parties and supersedes any and all prior or contemporaneous understandings, agreements, representations, conditions, covenants, proposals, and all other communications between the parties, whether written or oral, relating to the subject matter hereof.

24. Agreement and the terms and conditions of the matters addressed in this Agreement may only be amended in writing executed both by the Executive and a duly authorized representative of the Company.


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In witness whereof, the parties hereto have executed this Executive Termination and Release Agreement, effective eight (8) days after the date it is signed by both parties below (the "Effective Date").

RONALD R. BARRIS                             CADENCE DESIGN SYSTEMS, INC.

By:   /s/ Ronald R. Barris                   By:  /s/ Ron Kirchenbauer
      --------------------------                  --------------------------
                                                  Ron Kirchenbauer
                                                  Senior Vice President
                                                  Organizational Development

Date: 12/3/01                                Date: 11/30/01


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


                                    EXHIBIT B

                      EXERCISE OF PUT/CALL OPTION AGREEMENT

        This Exercise of Put/Call Option Agreement (this "Exercise Agreement") is made and entered into as of the 21st day of December, 2001, by and between RONALD R. BARRIS AND SUSAN E. BARRIS, AS HUSBAND AND WIFE ("Barris") and 849 COLLEGE AVENUE, INC. (the "Company").

                               W I T N E S S E T H

        WHEREAS, Barris and the Company have entered into that certain Put/Call Option Agreement dated as of September 18, 2000 (the "Option Agreement"); and

        WHEREAS, Barris and the Company desire to confirm Barris' exercise of the Put Right (as defined in the Option Agreement) as more particularly set forth herein.

        NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

        1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Option Agreement.

        2. Exercise of Put Option. Barris hereby exercises the Put Right effective May 30, 2002, and, effective July 1, 2002 ("Listing Date"), agrees to cooperate with the Company in taking any and all actions the Company deems necessary to list the Property on the Company's behalf; provided, however, that notwithstanding the provisions of Section 2 of the Option Agreement regarding timing of the Closing Date, Barris and the Company hereby agree that the Closing Date shall be the earlier of (i) 30 days after the Contingency Notice Date, or
(ii) October 31, 2002. As used herein, the "Contingency Notice Date" means the date on which the Company notifies Barris that all contingencies have been removed from the contract of sale for the Property; provided, however, that if such notice is delivered at any time before July 1, 2002, the Contingency Notice Date shall be deemed to be July 1, 2002.

        3. Possession. On the Closing Date, Barris shall deliver to the Company possession of the Property in the condition in which Barris occupied the Property, ordinary wear and tear excepted.

        4. Modifications. Barris shall make no substantial modifications or improvements to the Property without the prior written consent of the Company. On the Closing Date, the Company shall pay Barris $47,233.60 to reimburse Barris for the cost of modifications and/or improvements made prior to the date of this Exercise Agreement.

        5. Access. From and after the Access Date (as hereinafter defined), the Company's agents and designees shall have the right, but not the obligation, to enter upon the Property at


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


all reasonable times after reasonable notice to Barris to examine the condition of same and to exhibit the Property to the Company's listing agent. As used herein, the term "Access Date" means the earlier of (i) the date that is fifteen
(15) days before the Listing Date agreed by Barris and the Company pursuant to
Section 2 of this Exercise Agreement, if any, or (ii) June 14, 2002. The listing agent shall ensure that the Property is locked and that the security system is armed after showing the Property to potential purchasers.

        6. Insurance. From the date hereof through the Closing Date, Barris shall keep all buildings and improvements on the Property time insured for the benefit of the Company and Barris against loss or damage by fire and customary extended coverage in a minimum amount equal to the full insurable value of such buildings and improvements. In the event that, at any time before the conveyance of the Property to the Company on the Closing Date, the buildings and improvements on the Property shall be destroyed or damaged in whole or in part by fire or other cause, Barris shall assign to the Company all insurance proceeds collected in connection with such damage and destruction. Any proceeds paid directly to Barris shall be held in trust by Barris for the benefit of the Company and shall be immediately paid over to the Company in accordance with this Section 6.

        7. Further Assurances. Barris and the Company shall execute and deliver such further instruments confirming the agreements set forth in this Exercise Agreement as may be reasonably necessary to effect the purposes set forth herein, including without limitation a recordable form of this Exercise Agreement and the documents described in Section 4 of the Option Agreement.

        8. Ratification. The Option Agreement, as modified by this Exercise Agreement, is hereby ratified and confirmed by Barris and the Company.

        IN WITNESS WHEREOF, the undersigned have caused this Exercise Agreement to be executed and delivered as of the date first above written.

the "Company":

849 COLLEGE AVENUE, INC.

By:            R.L. Smith McKeithen
   --------------------------------
Name:          R.L. Smith McKeithen
     ------------------------------
Title:         Secretary
      ------------------


"Barris":


/s/ Ronald R. Barris
-----------------------------------
Ronald R. Barris

/s/ Susan E. Barris
-----------------------------------
Susan E. Barris


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